EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Supernus to Present at  Piper Jaffray Healthcare Conference in December

Rockville, MD, November 21, 2013  - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced that the Company’s management will present an overview of the Company at the Piper Jaffray Healthcare Investor Conference.

Presentation Date:  Wednesday, December 4

Time:  3:00pm ET

Place:  The New York Palace,  New York, NY

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases.  The Company has two marketed products for epilepsy, Oxtellar XRTM (extended release oxcarbazepine), and Trokendi XRTM (extended release topiramate).   The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591